Exhibit 10.1

STRATTEC SECURITY CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

(Amended effective as of February 22, 2021)

1.Purpose.  The purpose of the Plan is to give each eligible employee of STRATTEC SECURITY CORPORATION (the "Company") and its participating subsidiaries the opportunity to acquire an ownership interest in the Company by providing such eligible employees with a convenient mechanism to purchase the Company's Common Stock, $.01 par value per share (the "Common Stock").  The Company believes that stock ownership among employees more closely aligns the interests of the Company's employees and shareholders.

2.Eligibility.  All United States employees of the Company or any of its participating subsidiaries who, on a regular basis, work at least 30 hours per week are eligible to participate in the Plan.  Notwithstanding the foregoing, no director or officer of the Company who is subject to the provisions of section 16 of the Securities Exchange Act of 1934, as amended, may participate in the Plan.  To enroll, an eligible employee must submit an Enrollment Form to the Company's Benefits Department.  Participation in the Plan will commence as soon as practicable after the Enrollment Form is delivered to the Benefits Department.  Enrollment in the Plan is strictly voluntary on the part of the participants.

3.Authorized Stock.  The maximum number of shares of the Common Stock which may be issued pursuant to the Plan is 100,000 shares.

4.Contributions.  Under the Plan, a participant may contribute any even dollar amount to the Plan, subject to a minimum contribution of $10 per pay period and a maximum contribution of $5,200 per calendar year.  Contributions by participating employees shall be made through payroll deduction on an after-tax basis.  Accordingly, a participant's net pay will be reduced by the amount the participant elects to contribute to the Plan.  A participant may increase (subject to the maximum permitted contribution) or decrease (subject to the minimum permitted contribution) the amount of his or her contribution under the Plan by delivering an Employee Participation Change Form to the Company's Benefits Department.  The change in contribution amount will be effective as soon as practicable after the Change Form is delivered to the Benefits Department.  No interest is paid or any amounts contributed by a participant.

5.Administration of the Plan.  Equiniti Trust Company (the "Agent") administers the Plan, keeps records, produces and makes account statements available online to participants and performs other duties relating to the Plan as are directed by the Company from time to time.  The Agent assures safe keeping because it acts as custodian of shares held in the Plan.  Certificates for such shares are not issued to participants.  Regular statements of account provide simplified recordkeeping.  The Agent may establish procedures for communications with participants relating to the Plan which may be electronic, by telephone or in writing, and may establish such other procedures for the administration of the Plan as may be appropriate.  If the Agent is terminated or ceases to act as Agent under the Plan, its successor will be designated by the Company and participants will be promptly notified of the change.

6.Purchase of Stock.  All amounts contributed will be used by the Agent to purchase Common Stock directly from the Company on the last day of each month (each, a "Purchase Date").  The purchase price for each share of Common Stock will be the average of the highest and lowest reported sales prices of a share of the Common Stock on the Nasdaq Stock Market (or such other securities exchange or over-the-counter market on which the Common Stock is then traded) on the applicable Purchase Date.  If the Purchase Date is not a trading day, the purchase price will be the closing price of the Common Stock on the most recent previous trading day.  The number of shares any participant may purchase and hold in his or her account is unrestricted, subject to the limitations defined under section 4 above and provided that the maximum number of shares of Common Stock purchased by all participants shall not exceed the number of shares authorized for issuance under the Plan.

7.Participant Accounts.  The Agent will maintain an account in the name of each participant.  Each month the participant's account will be credited with the number of full and fractional shares allocable to the participant on the basis of the participant's contribution.  Fractional shares will be computed to three decimal places.

8.Reports to Participants.  Participant account statements related to holdings of Common Stock under this Plan can be viewed, downloaded and printed online at any time.  Statements show the number of shares of Common Stock purchased for his or her account and the total number of shares in the participant’s account.

9.Expenses.  The Company will bear the entire cost of administration of the Plan.  Except as otherwise provided herein, participants are responsible for brokerage fees if they choose to have the Agent sell their shares under the Plan.

10.Issuance of Stock.  Shares of Common Stock purchased under the Plan will initially be registered in the name of the Agent for the benefit of the participants and will remain in the Agent's custody.  Participants may receive the shares of Common Stock purchased under the Plan, or the cash value thereof, in accordance with procedures adopted and implemented by the Company and the Agent from time to time consistent with the terms of the Plan and applicable law.

11.Dividends.  Any dividends received in cash on Common Stock held by the Agent will be credited to the account of each participant on the basis of the number of shares in the participant's account on the record date of the dividend.  All such cash dividends will be used to buy additional Common Stock on the next Purchase Date.  Any such dividend will represent taxable income to each participant, and the Company will, therefore, be required to report to the federal government and to each participant the value of such dividends credited to the participant each calendar year.

Any dividends received in stock on Common Stock held by the Agent will be credited to the account of each participant on the basis of the number of shares in the participant's account on the record date of the stock dividend.  All participants will also be notified of the amount and taxability, if any, of all such dividends.

12.Shareholder Rights.  Participants will receive copies of all notices to shareholders, proxy statements and other notices and reports distributed from time to time by the Company to its shareholders.  Shares held by the Agent for the account of participants will be voted in accordance with each participant's written proxy instructions.

13.Sale of Stock from the Plan.  A participant may direct the Agent to sell all or any portion of the full shares held in his or her account.  In order to sell shares, a participant must submit a share sale request pursuant to such procedures as may be established by the Agent.  The Agent will sell the shares as soon as reasonably practicable following the Agent's receipt of a participant's share sale request.  A participant who directs the Agent to sell shares will be charged for the brokerage fees incurred by the Agent in connection with the sale.  SELLING PARTICIPANTS SHOULD BE AWARE THAT COMMON STOCK PRICES MAY FALL DURING THE PERIOD BETWEEN RECEIPT OF A SHARE SALE REQUEST BY THE AGENT AND THE SALE TRANSACTIONS.  THIS RISK SHOULD BE EVALUATED BY THE PARTICIPANT AND IS A RISK THAT IS BORNE SOLELY BY THE PARTICIPANT.

14.Withdrawal from the Plan.  If a participant ceases to be an employee of the Company or one of its participating subsidiaries (a "Terminated Participant"), his or her participation in the Plan will automatically terminate. At such time, the Terminated Participant may receive the shares of Common Stock purchased under the Plan, or the cash value thereof, in accordance with procedures adopted and implemented by the Company and the Agent from time to time consistent with the terms of the Plan and applicable law.

15.No Right to Continued Employment.  Participation in the Plan shall in no way be construed as a guaranty of continued employment with the Company or any of its subsidiaries.  All employees of the Company and its subsidiaries, unless they have a written employment agreement specifying different terms, are at-will employees and may be terminated by the Company or any such subsidiary at any time with or without cause.

16.Plan Term and Amendments.  The Plan will continue until terminated by action of the Board of Directors of the Company or when all Common Stock to be offered under the Plan has been issued.  The Board presently intends to continue the Plan so long as a substantial number of employees remain interested and participate.  The Board of Directors of the Company may from time to time amend the Plan.